Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    ________________________

                            Form S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                    ________________________

                       SPRINT CORPORATION
     (Exact name of registrant as specified in its charter)

            Kansas                        48-0457967
 (State or other jurisdiction          (I.R.S. Employer
     of incorporation or              Identification No.)
        organization)

       Post Office Box 11315, Kansas City, Missouri  64112
            (Address of principal executive offices)
                    ________________________

                         SPRINT SPECTRUM
                   SAVINGS AND RETIREMENT PLAN
                    (Full title of the Plan)
                    ________________________

                          DON A. JENSEN
                  Vice President and Secretary
                         P.O. Box 11315
                  Kansas City, Missouri  64112
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:
                         (913) 624-3326
                    ________________________


                 CALCULATION OF REGISTRATION FEE


                            Proposed     Proposed
Title of        Amount       maximum      Maximum       Amount of
securities      to be       offering     Aggregate    registration
to be         registered      price      offering         fee
registered                  per share*    price*

Shares of PCS
Common Stock
($1.00 par
value) . . .   640,000     $15.71875    $10,060,000     $2,797

*Estimated solely for purposes of determining the registration fee in accordance with Rule 457(c) and (h). The average of the high and low prices of the PCS Common Stock on December 7, 1998, as reported in the consolidated reporting system, was $15.71875.


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

       The following documents filed by Sprint Corporation ("Sprint") (File No. 1-4721) or by the Sprint Spectrum Savings and Retirement Plan with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

     --   Sprint's Annual Report on Form 10-K for the year ended
          December 31, 1997.

     -- Sprint's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

     --   Sprint's Current Reports on Form 8-K dated May 26, 1998,
          June 29, 1998, October 28, 1998, November 2, 1998, November 12, 1998 and November 23, 1998.

     -- Sprint's Proxy Statement/Prospectus that forms a part of Registration Statement No. 333-65173.

     --   Description of PCS Common Stock contained in  Sprint's
          Registration Statement on Form 8-A relating to Sprint's PCS Common Stock, filed November 2, 1998.

     -- Description of PCS Group Rights contained in Amendment No. 1 to Sprint's Registration Statement on Form 8-A relating to Sprint's PCS Group Rights, filed November 25, 1998.

     --   The Annual Report on Form 11-K for the Sprint Spectrum
          Savings and Retirement Plan for the year ended December 31, 1997.


      All documents subsequently filed by Sprint or the Sprint Spectrum Savings and Retirement Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents. Sprint expressly excludes from such incorporation the Report of the Compensation Committee, the Performance Graph and any Report on Repricing of Options/SARs contained in any proxy statement filed by Sprint pursuant to
Section 14 of the Securities Exchange Act of 1934 subsequent to the date of filing of this Registration Statement and prior to the termination of the offering of the securities covered by this Registration Statement.

Item 4.   Description of Securities

     See Incorporation of Documents by Reference.

Item 5.   Interest of Named Experts and Counsel

      No original issuance securities are being offered under the Sprint Spectrum Savings and Retirement Plan.

Item 6.   Indemnification of Directors and Officers

      Consistent with Section 17-6305 of the Kansas Statutes Annotated, Article IV, Section 10 of the Bylaws of Sprint provides that Sprint will indemnify directors and officers of the corporation against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Sprint. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

     Under Section 10, Sprint may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Sprint, or who is or was serving at the request of Sprint as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability arising out of his status as such, whether or not Sprint would have the power to indemnify such persons against such liability. Sprint carries standard directors and officers liability coverage for its directors and officers. Subject to certain limitations and exclusions, the policies reimburse Sprint for liabilities indemnified under
Section 10 and indemnify directors and officers of Sprint against additional liabilities not indemnified under Section 10.

      Sprint has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the full extent permitted by law, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer or agent of Sprint.

Item 8.   Exhibits

Exhibit
Number    Exhibits

 4A.      The  rights  of  Sprint's equity  security  holders  are
          defined   in  Article  Fifth,  Article  Sixth,  Article
          Seventh   and   Article  Eighth  of  the  Articles   of
          Incorporation of Sprint Corporation. The Articles are filed as Exhibit 4A to Post-Effective Amendment No. 2 to Sprint Corporation's Registration

          Statement on Form S-3 (No. 33-58488) and incorporated herein by reference.

 4B. Rights Agreement dated as of November 23, 1998, between Sprint Corporation and UMB Bank, n.a. (filed as Exhibit
          4.1   to   Amendment  No.  1  to  Sprint  Corporation's
          Registration Statement on Form 8-A relating to Sprint's
          PCS   Group  Rights,  filed  November  25,  1998,   and
          incorporated herein by reference).

 4C. Provisions regarding the Capital Stock Committee are set forth in Article IV, Section 13 of the Bylaws. The Bylaws are filed as Exhibit 4C to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference.

 4D.      Tracking Stock Policies of Sprint Corporation (filed  as
          Exhibit 4D to Post-Effective Amendment No. 2 to  Sprint
          Corporation's Registration Statement on Form  S-3  (No.
          33-58488) and incorporated herein by reference).

 4E. Amended and Restated Standstill Agreement dated as of November 23, 1998, by and among Sprint Corporation, France Telecom S.A. and Duetsche Telekom AG (filed as
          Exhibit 4E to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference).

 5.       Internal Revenue Service Determination Letter.

 23-A.    Consent of Ernst & Young LLP.

 23-B.    Consent of Deloitte & Touche LLP.

 24. Power of Attorney is contained on page II-6 of this Registration Statement.

     Sprint intends to merge the Sprint Spectrum Savings and Retirement Plan with its Retirement Savings Plan, which has received from the Internal Revenue Service ("IRS") a determination letter that it is qualified under Section 401 of the Internal Revenue Code. If the Plan is not so merged, Sprint will submit any amendment to the Plan to the IRS in a timely manner and will make any changes required by the IRS in order to qualify the Plan.

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales of the securities being registered are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless such information is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the
          Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless such information is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the
Securities  and  Exchange  Commission  such  indemnification   is
against  public policy as expressed in the Act and is, therefore,
unenforceable.   In  the event that a claim  for  indemnification
against  such  liabilities  (other  than  the  payment   by   the
registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed
in  the  Act  and  will  be  governed  by  the   final adjudication
of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 8th day of December, 1998.

                              SPRINT CORPORATION

                              By  /s/ A. B. Krause
                                  (A. B. Krause, Executive Vice President)

                        POWER OF ATTORNEY

      We, the undersigned officers and directors of Sprint Corporation, hereby severally constitute W. T. Esrey, A. B. Krause and J. R. Devlin and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sprint Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date

                        Chairman of the Board and   )
                        Chief Executive Officer     )
                        (Principal Executive        )
/s/ W. T. Esrey         Officer)                    )
(W. T. Esrey)                                       )
                                                    )
                        Executive Vice President    )
                        and Chief Financial Officer )
                        (Principal Financial        )
/s/ A. B. Krause        Officer)                    )
(A. B. Krause)                                      )  December 8, 1998
                                                    )
                        Senior Vice President and   )
                        Controller                  )
                        (Principal Accounting       )
/s/ J. P. Meyer         Officer)                    )
(J. P. Meyer)                                       )

                                                   )
 /s/ DuBose Ausley      Director                   )
(DuBose Ausley)                                    )
                                                   )
 /s/ Warren L. Batts    Director                   )
(W. L. Batts)                                      )
                                                   )
 /s/ Michel Bon         Director                   )
(Michel Bon)                                       )
                                                   )
                        Director                   )
(I. O. Hockaday, Jr.)                              )
                                                   )
                        Director                   )
(H. S. Hook)                                       )  December 8, 1998
                                                   )
 /s/ Ronald T. LeMay    Director                   )
(R. T. LeMay)                                      )
                                                   )
 /s/ Linda Koch Lorimer Director                   )
(L. K. Lorimer)                                    )
                                                   )
 /s/ C. E. Rice         Director                   )
(C. E. Rice)                                       )
                                                   )
 /s/ Ron Sommer         Director                   )
(Ron Sommer)                                       )
                                                   )
 /s/ Stewart Turley     Director                   )
(Stewart Turley)                                   )

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Savings and Retirement Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 7th day of December, 1998.

                              SPRINT SPECTRUM SAVINGS
                              AND RETIREMENT PLAN


                                  By: /s/ Joseph M. Gensheimer
                                      Joseph M. Gensheimer
                                      Savings and Retirement Plan
                                         Committee Member

                          EXHIBIT INDEX

Exhibit
Number                                                           Page


 4A.      The  rights  of  Sprint's equity  security  holders  are
          defined   in  Article  Fifth,  Article  Sixth,  Article
          Seventh   and   Article  Eighth  of  the  Articles   of
          Incorporation of Sprint Corporation. The Articles are filed as Exhibit 4A to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form
          S-3   (No.   33-58488)  and  incorporated   herein   by
          reference.

 4B. Rights Agreement dated as of November 23, 1998, between Sprint Corporation and UMB Bank, n.a. (filed as Exhibit
          4.1   to   Amendment  No.  1  to  Sprint  Corporation's
          Registration Statement on Form 8-A relating to Sprint's
          PCS   Group  Rights,  filed  November  25,  1998,   and
          incorporated herein by reference).

 4C. Provisions regarding the Capital Stock Committee are set forth in Article IV, Section 13 of the Bylaws. The Bylaws are filed as Exhibit 4C to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference.

 4D.      Tracking Stock Policies of Sprint Corporation (filed  as
          Exhibit 4D to Post-Effective Amendment No. 2 to  Sprint
          Corporation's Registration Statement on Form  S-3  (No.
          33-58488) and incorporated herein by reference).

 4E. Amended and Restated Standstill Agreement dated as of November 23, 1998, by and among Sprint Corporation, France Telecom S.A. and Duetsche Telekom AG (filed as
          Exhibit 4E to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference).

 5.       Internal Revenue Service Determination Letter.

 23-A.    Consent of Ernst & Young LLP.

 23-B.    Consent of Deloitte & Touche LLP.

 24. Power of Attorney is contained on page II-6 of this Registration Statement.